Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

REQUIRED BY RULE 13A - 14(B) OR RULE 15D - 14(B) AND 18 U.S.C. 1350

In connection with the Annual Report of Orion Financial Group Inc. on Form 10-K for the period ended April 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report" ), I, Bob Bates, CFO of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Bob Bates
Bob Bates
CFO
March 28, 2014